Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Note-Backed Series 2003-18
*CUSIP:    21988K503   Class   A-1
           21988KAE7   Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of    May 15, 2006.....                                       $0.00
        Scheduled Income received on securities.....             $1,600,000.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,275,000.00
        Distribution to Class A-2 Holders.....                    -$325,000.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of    November 15, 2006.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    May 15, 2006.....                                       $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    November 15, 2006.....                                  $0.00


            UNDERLYING SECURITIES HELD AS OF     November 15, 2006

           Principal
            Amount                       Title of Security
           ---------                     -----------------

          $40,000,000       AT&T Corp. (8.00% Initial Interest Rate) Senior
                            Notes due November 15, 2031
                            *CUSIP:      001957BD0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.